CELSIA TECHNOLOGIES, INC. COMPLETES SALE OF CONVERTIBLE DEBENTURES AND APPOINTS RICHARD ROSENBLUM TO THE BOARD OF DIRECTORS

February 12, 2009

Miami, Florida – Celsia Technologies, Inc. (OTCBB: CLST (formerly CSAT)),  a Nevada corporation, (the “Company”) today announced that it sold in a private placement to accredited investors warrants and debentures, due December 31, 2010, having an aggregate principal balance of $1,710,526 for $1,300,000 (before deducting expenses and fees related to the private placement). The debentures are secured by the assets of the Company and are convertible into shares of the Company's common stock at a price of $0.10 per share subject to adjustment as provided in the debentures. As part of the private placement, the company also issued the investors warrants to purchase up to 17,105,257 shares of the Company's common stock at a price of $0.10 per share subject to adjustment in certain circumstances detailed in the warrants.

The securities sold by the Company in the private placement were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated under the Securities Act. Therefore, such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities.

Effective February 10, 2009, the Board of Directors of the Company increased its number of directors by two, for a total of nine, and appointed Richard Rosenblum to the Company’s board of directors.

Mr. Rosenblum has been a principal of Harborview Advisors, LLC since its inception. Mr. Rosenblum has been an active and productive force in the small and mid cap markets for over 16 years, advising, strategizing and raising over $400 million for both private and public companies during that time span. He previously was a Managing Director of Investment Banking for vFinance, Inc., a middle market investment banking and brokerage organization. Mr.  Rosenblum has continued to provide advice, expertise and access to critical growth capital for emerging growth companies. Mr. Rosenblum sits on the Board of Directors of several companies, both public and private, and is active in fundraising for charitable causes.  Mr. Rosenblum, born 1959, graduated from the State University of New York at Buffalo in 1981, Summa Cum Laude, with a degree in Finance and Accounting

About Celsia Technologies
Celsia Technologies is a full solution provider and licensor of thermal management products and technology for the PC (server, notebook, desktop), consumer electronics, and LED lighting / display industries.  The company, working with many of the largest processor manufacturers, OEMs, and display manufacturers, is a leader in developing and commercializing next-generation cooling solutions built on patented micro thermofluidic technology. Celsia Technologies’ extensive intellectual property portfolio includes patents registered in Korea, the U.S., Japan and Taiwan, with patents pending in the EU, Russia, India and China.  For more information, visit celsiatech.com.

Forward Looking Statements
This press release contains forward-looking statements, involving risks and uncertainties. Such statements are based on management’s current expectations and are subject to certain factors, risks, and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements, In addition, actual future results may differ materially from those anticipated, depending on a variety of factors which include, but are not limited to, Celsia Technologies’ ability to attract investors, Celsia Technologies’ future operating results, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism and the conflict with Iraq. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Celsia Technologies does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

Editors’ contact:
Jan Johnson
(714) 501-0674
celsiapr@celsiatechnologies.com

Investor Relations:
Jorge Fernandez, CFO
Ph: (305) 529-6290
jfernandez@celsiatechnologies.com